Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-197184 and 333-207773 on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Terminix Global Holdings, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year-ended December 31, 2020.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

February 26, 2021